                                                                       Exhibit 8

                           Subsidiaries of the Company

Following is a list of subsidiaries of the Company, ownership percentages, and the jurisdictions of incorporation or organization of each as of March 14, 2005. Each subsidiary does business in its own name only.

                                                        Jurisdiction of Incorporation
            Subsidiary                                         or Organization
----------------------------------------------          -----------------------------
MMM Exploraciones S.A. de C.V. (100%)                          Mexico
Metallica (Barbados) Inc. (100%)                               Barbados
De Re Holdings Inc. (100%)                                     British Virgin Islands
Desarrollos Metallica C.A. (100%)                              Venezuela
  (Inactive)
Datawave Sciences Inc. (100%)                                  British Virgin Islands
Minera Metallica Ltda. (100%)                                  Chile
Metallica Management Inc. (100%)                               Colorado, U.S.A.
Raleigh Mining International Ltd. (100%)                       Canada
Minera San Xavier, S.A. de C.V. (100%)                         Mexico
Servicios del Plata y Oro, S.A. de C.V. (100%)                 Mexico